UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Form 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2011 (August 9, 2011)
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Jackson Hewitt Tax Service Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32215 (Commission File No.)	20-0779692 (I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey (Address of principal executive office)	07054 (Zip Code)

(973) 630-1040 (Registrant’s telephone number, including area code) None (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

As previously disclosed, on May 24, 2011, Jackson Hewitt Tax Service Inc. (the “Company”) and its subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  On August 9, 2011, the Bankruptcy Court entered an order confirming the Company's amended chapter 11 plan of reorganization (the “Plan”), which is filed herewith as Exhibit 2.1.  Upon consummation of the Plan:

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The claims of the lenders (the “Lenders”) under the Company’s Amended and Restated Credit Agreement, originally dated October 6, 2006 (as amended through May 20, 2011, the “Credit Agreement”), with Wells Fargo Bank, N.A. (as successor-by-merger to Wachovia Bank, National Association), as Administrative Agent, and the Lenders, which are secured by liens on the Company's assets and which totaled approximately $357 million upon filing for bankruptcy protection, will be reduced to and replaced by a new fully drawn $100 million secured term loan facility.

•	The Company will enter into a new $115 million revolving senior secured credit facility.

•	All 39,753,757 outstanding shares of the Company’s common stock will be cancelled, causing them to be null, void and worthless.

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The Company will adopt an Amended and Restated Certificate of Incorporation, which will provide, among other things, that the Company has authorized for issuance up to 112,000,000 shares of common stock.

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The Company will issue an aggregate of 100,000,000 shares of common stock to the Lenders, representing all of the equity in the reorganized Company upon consummation of the Plan, subject to dilution on account of up to 11,111,111 shares of common stock authorized for issuance under a management incentive plan at the discretion of the Company’s board of directors.

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Pursuant to a settlement between the Company, the Official Committee of Unsecured Creditors of the Company, the Administrative Agent under the Credit Agreement and the Lenders, the Company will fund a trust with $1.1 million in cash (out of cash collateral that has been reserved to the Lenders) and certain causes of action to be pursued for the benefit of general unsecured creditors and the Lenders.  The trust will be operated by representatives of the Committee and the Lenders.  The trust will review and, if necessary, reconcile general unsecured claims of unpaid pre-petition creditors.

The Company expects the Plan to be consummated shortly, upon satisfaction or waiver of the conditions precedent specified therein.

Information as to the assets and liabilities of the Company as of June 30, 2011 is filed herewith as Exhibit 99.1 in the form in which it was furnished to the Bankruptcy Court.

On August 9, 2011, the Company issued a press release announcing that the Bankruptcy Court had confirmed the Plan, a copy of which is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Amended Joint Prepackaged Plan of Reorganization of Jackson Hewitt Tax Service Inc. and Subsidiaries, dated August 8, 2011
99.1	Condensed Consolidated Balance Sheets and Schedule of Other Assets and Liabilities of Jackson Hewitt Tax Service Inc. as of June 30, 2011 (Unaudited)
99.2	Press Release, dated August 9, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE
INC.

By:	/s/ Daniel P. O’Brien
Daniel P. O’Brien
Executive Vice President and Chief
Financial Officer

Date: August 15, 2011

JACKSON HEWITT TAX SERVICE INC.
CURRENT REPORT ON FORM 8-K
Report Dated August 15, 2011

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended Joint Prepackaged Plan of Reorganization of Jackson Hewitt Tax Service Inc. and Subsidiaries, dated August 8, 2011
99.1	Condensed Consolidated Balance Sheets and Schedule of Other Assets and Liabilities of Jackson Hewitt Tax Service Inc. as of June 30, 2011 (Unaudited)
99.2	Press Release, dated August 9, 2011